                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
        [ ] Confidential, For Use of the Commission Only (as permitted by
                               Rule 14a-6(e) (2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
                    [X] Soliciting Material under Rule 14a-12

                              DAVE & BUSTER'S, INC.
                (Name of Registrant as specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):
                              [X] No fee required.
                [ ] Fee computed on table below per Exchange Act
                           Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
                                                                   -------------

(2) Aggregate number of securities to which transaction applies:
                                                                 ---------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

               [ ] Fee paid previously with preliminary materials.

                [ ] Check box if any part of the fee is offset as
                  provided by Exchange Act Rule 0-11(a) (2) and
                        identify the filing for which the
        offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
                           --------------------------------------------

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Filed by Dave & Buster's, Inc. pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: Dave & Buster's, Inc. Commission File No.:
0-943823

Set forth below is the text of a press release issued by Dave & Buster's, Inc. on September 30, 2002. The press release is not intended to be a proxy solicitation. Dave & Buster's, Inc. intends to file with the Securities and Exchange Commission (the "SEC") a proxy statement in connection with the proposed merger. A copy of the proxy statement filed with the SEC will be mailed to the stockholders of Dave & Buster's. Investors and stockholders of Dave & Buster's are urged to read the proxy statement when it becomes available because it will contain important information about Dave & Buster's, D&B Acquisition Sub and the proposed merger. When they become available, the proxy statement and any other documents filed with the SEC by Dave & Buster's, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and shareholders also may obtain free copies of the proxy statement and any other documents filed with the SEC by Dave & Buster's by contacting Dave & Buster's Investor Relations, 2481 Manana Drive, Dallas, Texas 75220,
(214) 904-2288, or from the Company's website, www.daveandbusters.com. Investors and shareholders are urged to read the proxy statement when it becomes available before making any voting or investment decision with respect to the proposed merger.

                                  NEWS RELEASE

[DAVE & BUSTERS LOGO]

                                                           FOR IMMEDIATE RELEASE
                                                   FOR MORE INFORMATION CONTACT:
                                                 INVESTOR RELATIONS 214.904.2288

          DAVE & BUSTER'S, INC. ANNOUNCES EXTENSION OF MERGER DEADLINE

DALLAS (BusinessWire) -- September 30, 2002 -- Dave & Buster's, Inc. (NYSE:DAB) announced today that the Company and D&B Acquisition Sub, Inc., a group led by Dave & Buster's Inc. founders and certain members of its senior executive management, together with Investcorp, a global investment group, and international investors organized by Investcorp, have amended the previously announced merger agreement to extend the termination deadline from October 31, 2002 to November 27, 2002. All other terms and conditions of the merger remain unchanged.

The Company stated that the date was extended to allow additional time to complete and mail proxy materials and to allow appropriate time for its shareholders to review the information before voting on the merger. The Company is currently working to finalize the proxy materials. Once the Company has received clearance to mail the proxy materials, Dave & Buster's will set the date for the special shareholders meeting and issue an associated news release.

Founded in 1982, Dave & Buster's is one of the country's leading upscale, restaurant/ entertainment concepts with 32 locations throughout the United States. Additionally, Dave & Buster's has international license agreements for the Pacific Rim, Canada, the Middle East, Mexico and Korea.

This release contains forward-looking statements that involve assumptions regarding Company operations and future prospects. Although the Company believes its expectations are based on reasonable assumptions, such statements are subject to risk and uncertainty that could cause the actual results to differ from those stated or implied in this and other Company communications.


                                       ###